Exhibit 99.1
SPECIAL MEETING OF STOCKHOLDERS OF
GRANT PRIDECO, INC.
[          ], 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

YOUR VOTE IS IMPORTANT	PROPOSAL 1. ADOPTION OF MERGER AGREEMENT:	FOR	AGAINST	ABSTAIN

Please take a moment now to vote your shares of Grant Prideco, Inc. common stock for the upcoming Special Meeting of Stockholders.	To approve and adopt the Agreement and Plan of Merger, dated as of December 16, 2007, among National Oilwell Varco, Inc. (“National Oilwell Varco”), NOV Sub, Inc. (“NOV Sub”), a wholly owned subsidiary of National Oilwell Varco, and Grant Prideco, Inc. (“Grant Prideco”), and to approve the merger and the other transactions contemplated by the merger agreement, pursuant to which Grant Prideco will be merged with and into NOV Sub and each outstanding share of common stock of Grant Prideco will be converted into the right to receive 0.4498 of a share of common stock of National Oilwell Varco and $23.20 in cash, plus cash in lieu of fractional shares.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS
GIVEN, WILL BE VOTED “FOR” PROPOSAL 1.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by the authorized person.

GRANT PRIDECO, INC.
400 N. Sam Houston Parkway East, Suite 900
Houston, TX 77060
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints [          ] and [          ], and each of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Grant Prideco, Inc. held of record by the undersigned on [          ], 2008, at the Special Meeting of Stockholders to be held at [          ], on [          ], 2008, or any adjournment or postponement thereof.
     If no choice is specified, the proxy will be voted “FOR” Item 1.
(Continued and to be signed on the reverse side.)

SPECIAL MEETING OF STOCKHOLDERS OF
GRANT PRIDECO, INC.
[          ], [          ], 2008
PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER

- OR -

INTERNET - Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.
You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via ê
telephone or the Internet.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

YOUR VOTE IS IMPORTANT	PROPOSAL 1. ADOPTION OF MERGER AGREEMENT:	FOR	AGAINST	ABSTAIN

Please take a moment now to vote your shares of Grant Prideco, Inc. common stock for the upcoming Special Meeting of Stockholders.	To approve and adopt the Agreement and Plan of Merger, dated as of December 16, 2007, among National Oilwell Varco, Inc. (“National Oilwell Varco”), NOV Sub, Inc. (“NOV Sub”), a wholly owned subsidiary of National Oilwell Varco, and Grant Prideco, Inc. (“Grant Prideco”), and to approve the merger and the other transactions contemplated by the merger agreement, pursuant to which Grant Prideco will be merged with and into NOV Sub and each outstanding share of common stock of Grant Prideco will be converted into the right to receive 0.4498 of a share of common stock of National Oilwell Varco and $23.20 in cash, plus cash in lieu of fractional shares.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSAL 1.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by the authorized person.